UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2005

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois (Address of Principal Executive Offices)		60154-5749 (Zip Code)

(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 18, 2005, an amendment of the Corn Products International, Inc. (the “Company”) Stock Incentive Plan (the “Stock Incentive Plan”) was approved by the Company’s shareholders and became effective.

The Stock Incentive Plan was amended to (i) increase the number of shares of common stock that are available for new awards, by an additional 5,942,809 shares, (ii) specifically prohibit option re-pricings, (iii) change the way in which the inventory of shares available is depleted depending on the type of award, (iv) introduce the ability to grant stock appreciation rights, (v) eliminate the ability to “add back” shares withheld or tendered to pay the exercise price of an award or to satisfy tax withholding obligations, and (vi) extend the term of the Stock Incentive Plan to May 1, 2015.

The more complete description of the amended Stock Incentive Plan contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 18, 2005 under the caption “Proposal 2 – Amendment and Reapproval of Stock Incentive Plan” is incorporated herein by reference.

Also, on May 18, 2005, an amendment of the Company’s Annual Incentive Plan (the “Annual Incentive Plan”) was approved by the Company’s shareholders and became effective.

The Annual Incentive Plan was amended to (i) expand the list of business criteria to be used by the Compensation Committee of the Company’s Board (the “Committee”) in establishing the performance measures for performance periods under the Annual Incentive Plan, (ii) include within the plan document the bonus eligibility employment requirements that have been used by the Committee in the administration of the Annual Incentive Plan and (iii) require that bonus payments for a performance period be made not later than two and one-half months after the end of the performance period so as to avoid the classification of the Annual Incentive Plan as a deferred compensation plan under new Section 409A of the Internal Revenue Code (the “Code”). In addition, the Plan has been designed to meet the requirements of Section 162(m) of the Code regarding deductibility of certain executive compensation. To qualify as qualified performance-based compensation under Section 162(m) of the Code certain criteria must be satisfied and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to, and approved by a separate majority vote of, shareholders before the compensation is paid. By approving the Annual Incentive Plan, the Committee is enabled to continue to grant awards under the Annual Incentive Plan that will be exempt from the deduction limits of Section 162(m) of the Code.

The more complete description of the amended Annual Incentive Plan contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on May 18, 2005 under the caption “Proposal 3 – Amendment and Restatement of Annual Incentive Plan” is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: May 18, 2005	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer